As filed with the Securities and Exchange Commission on March 28,
2001.

                                    File No. 333-95003


         SECURITIES AND EXCHANGE COMMISSION
               WASHINGTON, D.C. 20549

          --------------------------------
         POST-EFFECTIVE AMENDMENT NO. 1
                       ON
                    FORM S-8
       TO REGISTRATION STATEMENT ON FORM S-4
          UNDER THE SECURITIES ACT OF 1933
          --------------------------------

           FIRST CHARTER CORPORATION
(Exact Name of Registrant as Specified in its Charter)

    NORTH CAROLINA                     56-1355866
(State or Other Jurisdiction of    (I.R.S. Employer
Incorporation or Organization)      Identification
                                        Number)

             10200 DAVID TAYLOR DRIVE
      CHARLOTTE, NORTH CAROLINA 28262-2373
                  (704) 688-4300
(Address, including zip code, and telephone number of
             Principal Executive Offices)

CAROLINA FIRST BANCSHARES, INC. SECOND AMENDED AND RESTATED
        DIRECTORS' DEFERRED COMPENSATION PLAN

CAROLINA FIRST BANCSHARES, INC. 1990 STOCK OPTION AND
    STOCK APPRECIATION RIGHTS PLAN, AS AMENDED

   COMMUNITY BANK & TRUST CO. NEW STOCK OPTION PLAN

CAROLINA FIRST BANCSHARES, INC. 1999 LONG-TERM INCENTIVE PLAN
                 (Full Title of the Plans)

                 LAWRENCE M. KIMBROUGH
       PRESIDENT AND CHIEF EXECUTIVE OFFICER
               FIRST CHARTER CORPORATION
                10200 DAVID TAYLOR DRIVE
         CHARLOTTE, NORTH CAROLINA 28262-2373
                   (704) 688-4300
(Name, Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Agent For Service)

                        COPY TO:
                RICHARD W. VIOLA, ESQ.
         SMITH HELMS MULLISS & MOORE, L.L.P.
                 201 NORTH TRYON STREET
           CHARLOTTE, NORTH CAROLINA 28202
               TELEPHONE: (704) 343-2149
              -------------------------

	This Post-Effective Amendment No. 1 covers shares of the
Registrant's Common Stock originally registered on the Registration Statement on Form S-4 to which this is an amendment. The registration fees in respect of such Common
Stock were paid at the time of the original filing of the Registration Statement on Form S-4 relating to such Common
Stock.

                        PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents constituting Part I of this Registration
Statement will be sent or given to optionees, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information, should be directed to Anne C. Forrest, Corporate Secretary, at First Charter Corporation, 10200 David Taylor Drive, Charlotte, North Carolina 28262-2373; telephone number (704) 688-4300.



                        PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

(1)	The Registrant's Annual Report on Form 10-K for the
fiscal year ended December 31, 2000.

(2) The Registrant's Current Reports on Form 8-K dated
January 16, 2001 and January 18, 2001.

(3)  All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2000.

(4)	The description of Common Stock contained in the
Company's Registration Statement filed under Section 12 of the
Exchange Act, including all amendments or reports filed for the purpose of updating such description.

All other documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

In accordance with the provisions of the North Carolina
Business Corporation Act (the "NCBCA"), the Registrant's
Amended and Restated Articles of Incorporation (the
"Registrant's Articles") and the Registrant's Bylaws provide that, in addition to the indemnification of directors and officers otherwise provided by the NCBCA, the Registrant shall, under certain circumstances, indemnify its directors, executive officers and certain other designated officers against any and all liability and expenses, including reasonable attorneys' fees, in any proceeding (including, without limitation, a proceeding brought by or on behalf of the Registrant itself) arising out of their status or activities as directors and officers, except for liability or litigation expense incurred on account of activities of such person which at the time taken were known or believed by such person to be clearly in conflict with the best interests of the Registrant. The Registrant's Bylaws further provide that the Registrant shall also indemnify such person for reasonable costs, expenses and attorneys' fees incurred in connection with the enforcement of the rights to indemnification granted in the Bylaws, if it is determined in accordance with the procedures set forth in the Bylaws that such person is entitled to indemnification thereunder. Pursuant to the Bylaws and as authorized by statute, the Registrant maintains insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the Bylaws or otherwise. In addition, the Registrant's Articles prevent the recovery by the Registrant or any of its shareholders of monetary damages against its directors to the fullest extent permitted by the NCBCA.

In addition to the above-described provisions, Sections 55-
8-50 through 55-8-58 of the NCBCA contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the NCBCA permits a corporation, with certain exceptions, to indemnify a current or former director against liability if (i) he conducted himself in good faith, (ii) he reasonably believed (x) in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation and (y) in all other cases his conduct was at least not opposed to the corporation's best interests and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.
A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. The above standard of conduct is determined by the Board of Directors or a committee thereof or special legal counsel or the shareholders as prescribed in
Section 55-8-55.

Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation to indemnify a director or officer in the defense of any proceeding to which he was a party because of his capacity as a director or officer against reasonable expenses when he is wholly successful, on the merits or otherwise, in his defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if the court determines that he is entitled to mandatory indemnification under Section 55-8-52, in which case the court shall also order the corporation to pay the reasonable expenses incurred to obtain court-ordered indemnification or if he is adjudged fairly and reasonably so entitled in view of all relevant circumstances under Section 55-8-54. Section 55-8-56 allows a corporation to indemnify and advance expenses to an officer, employee or agent who is not a director to the same extent, consistent with public policy, as a director or as otherwise set forth in the corporation's articles of incorporation or bylaws or by resolution of the Board of Directors or contract.

In addition, Section 55-8-57 permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.  EXHIBITS

The exhibits included as part of this Registration Statement are as follows:

Exhibit Number	Description

     5.1          Opinion of Smith Helms Mulliss & Moore, L.L.P.*

     23.1        Consent of Smith Helms Mulliss & Moore,
                      L.L.P.*(included in Exhibit 5.1)

     23.2        Consent of KPMG LLP

     24.1        Power of Attorney (included on the signature
                      page contained in Part II hereof)

*Previously filed as an exhibit to the Registrant's Registration
Statement on Form S-4 to which this is Post-Effective Amendment
No. 1.

ITEM 9.  UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or
sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section
10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or
events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.
Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)	To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration
Statement.

(2)	That, for the purpose of determining any liability
under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-
effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for
purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising
under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Articles, Bylaws or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                         SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, State of North Carolina, on March 27, 2001.

                       FIRST CHARTER CORPORATION


                       By: /s/ LAWRENCE M. KIMBROUGH

                           Lawrence M. Kimbrough
                           President and Chief Executive
                           Officer




                    POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below and on the following page constitutes and appoints each of Lawrence M. Kimbrough and Robert O. Bratton as his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that any said attorney-in-fact and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.






	SIGNATURE	             CAPACITY            DATE

/S/ LAWRENCE M. KIMBROUGH
Lawrence M. Kimbrough   President, Chief   March 27, 2001
                         Executive Officer
                         and Director
                         (Principal Executive
                          Officer)

/S/ROBERT O. BRATTON
Robert O. Bratton       Executive Vice      March 27, 2001
                          President,Chief
                          Operating Officer
                          and Chief Financial Officer
                           (Principal Financial and
	            Accounting Officer)

/s/ HAROLD D. ALEXANDER   Director        March  27, 2001
Harold D. Alexander


/S/ WILLIAM R. BLACK, M.D. Director        March 27, 2001
William R. Black, M.D.


/s/ JAMES E. BURT, III     Director        March 27, 2001
James E. Burt, III


/S/ MICHAEL R. COLTRANE    Director        March 27, 2001
Michael R. Coltrane

/s/ J. ROY DAVIS., JR.     Director        March 27, 2001
J. Roy Davis, Jr.


/S/ JOHN J. GODBOLD, JR.   Director        March 27, 2001
John J. Godbold, Jr.


/S/ CHARLES F. HARRY, III. Director	        March 27, 2001
Charles F. Harry, III


/S/ FRANK H. HAWFIELD, JR. Director        March 27, 2001
Frank H. Hawfield, Jr.


/S/ CHARLES A. JAMES       Director        March 27, 2001
Charles A. James


/S/  WALTER H. JONES, JR.  Director	        March 27, 2001
Walter H. Jones, Jr.


/S/ SAMUEL C. KING, JR.	  Director        March 27, 2001
Samuel C. King, Jr.


/S/ JERRY E. MCGEE	       Director	        March 27, 2001
Jerry E. McGee


/S/ HUGH H. MORRISON       Director        March 27, 2001
Hugh H. Morrison


/S/ THOMAS R. REVELS       Director        March 27, 2001
Thomas R. Revels


/S/ LAWRENCE D. WARLICK, JR. Director      March 27, 2001
Lawrence D. Warlick, Jr.


____________________       Director        March  __, 2001
William W. Waters



                    EXHIBIT INDEX
                        TO
             REGISTRATION STATEMENT ON FORM S-8


Exhibit Number	         Description

     5.1           Opinion of Smith Helms Mulliss & Moore,
                        L.L.P.*

    23.1          Consent of Smith Helms Mulliss & Moore,
                       L.L.P.* (included in Exhibit 5.1)

   23.2           Consent of KPMG LLP

   24.1          Power of Attorney (included on the signature
                    page contained in Part II hereof)

  *Previously filed as an exhibit to the Registrant's Registration
           Statement on Form S-4 to which this is a Post-Effective
            Amendment No. 1.